EXHIBIT 99.2

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EDITED TRANSCRIPT

STFC - Q2 2013 State Auto Financial Earnings Conference Call

EVENT DATE/TIME: AUGUST 01, 2013 / 03:00PM GMT

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English State Auto Insurance Companies Inc.—CFO

Bob Restrepo State Auto Insurance Companies Inc.—President, Chairman, and CEO

Joel Brown State Auto Insurance Companies Inc.—VP of Standard Lines

Jessica Buss State Auto Insurance Companies Inc.—VP, Director of Specialty Lines

CONFERENCE CALL PARTICIPANTS

Larry Greenberg Langen McAlenney—Analyst

Paul Newsome Sandler O’Neill—Analyst

Brett Shirreffs Keefe, Bruyette & Woods—Analyst

David Salmon PhiloSmith & Co.—Analyst

PRESENTATION

Operator

Welcome and thank you for standing by. All participants are in a listen-only mode until the question-and-answer session of today’s conference call. (Operator Instructions) Today’s conference call is being recorded. If you have any objections, you may disconnect at this time.

Now, I will turn the meeting over to Chief Financial Officer, Steve English. Thank you, you may begin.

Steve English —State Auto Insurance Companies Inc.—CFO

Thank you, Jenny. Good morning and welcome to our Second Quarter 2013 Earnings Conference Call. Today, I’m joined by our Chairman, President and CEO, Bob Restrepo; Joel Brown, Vice President of Standard Lines; Jessica Buss, Vice President of Specialty; Chief Investment Officer, Scott Jones; and our Chief Actuarial Officer, Matt Mrozek. Today’s call will include prepared remarks, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature, involve a number of risk factors and uncertainties, which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release, as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com, under the Investors section as an attachment to the press release.

Now, I’ll turn the call over to STFC’s President, Chairman, and CEO, Bob Restrepo.

Bob Restrepo —State Auto Insurance Companies Inc.—President, Chairman, and CEO

Thank you, Steve, and good morning, everyone. The second quarter is typically difficult for State Auto due to weather, but we’re pleased with our 2013 results on both a quarterly and a year-to-date basis. Like the first quarter, our loss ratio benefited from more normal catastrophe experience, price increases in all segments and all lines, and the diminishing impact of RED.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

Pure premium loss cost trends are generally flat, particularly in personal auto, our largest line. We’re now seeing accelerated earned premium from the pricing actions, which now exceeds loss costs. We expect the margin between earned price increases and loss costs trends to widen over the next 18 months, significantly improving our ex-catastrophe loss ratio results and overall underwriting performance.

I’ll give an overview of corporate results, and as we began in the first quarter, Joel Brown will present more detail for Personal and Business Insurance, and Jessica Buss for Specialty Insurance. Steve English will conclude our commentary with investment results, balance sheet performance, and some background on the recently announced refinancing of our public debt.

We reported second quarter net income per share of $0.15 and earnings per share from operations of $0.13. Year-to-date, we’ve earned $0.64 a share and $0.51 from operations. Our combined ratio was 103.6% for the quarter and 101.9% for the first six months, a solid eight-point improvement for the year compared with 2012. RED impact is diminishing, but did increase our combined ratio by 1.5 percentage points and the homeowner’s quota share session reduced and helped our combined ratio by 0.6 percentage points. Setting aside RED and the homeowner quota share treaty, our combined ratio was 103% for the quarter and 98.6% year-to-date.

State Auto Financial Corporation’s book value at the end of the quarter was $17.53 a share and included a reduction of $2.65 a share for the deferred tax asset valuation allowance that we established in 2011. Trailing four quarter, return on equity improved this quarter to 5.8%.

And with that, I’ll turn you over to Joel Brown for a review of Standard Insurance results.

Joel Brown —State Auto Insurance Companies Inc.—VP of Standard Lines

Thank you, Bob. Standard lines showed loss ratio improvement in the second quarter based upon better CAT and non-CAT results. Personal auto produced a loss and allocated loss adjustment expense ratio, or ALAE, of 67.9% compared with — compared to 68% for the same period in 2012.

Year-to-date our largest line of business is at 66.3%, which is almost identical to the results of the first half of 2012. For the first quarter, improvement was realized in the CAT loss ratio, but we saw an increase in the non-CAT loss ratio due to the continued adverse experience in personal injury protection, driven by prior year loss development primarily in the State of Michigan. Loss results were also impacted by a single large loss, which added just over one point for the quarter.

We’re addressing all lines of auto business with rate. Rates increased in the second quarter and we’re on track to produce a price change exceeding 7% for the year. Rates are outdistancing benign loss trends and the earned premium impact on personal auto is projected to be over 5% in the second half of the year. Consequently, margin improvement is expected in the next six months. Premiums for auto were down 0.1% for the quarter as auto production is being impacted by continued aggressive actions in homeowners.

Our aggressive homeowners’ actions are producing the desired results. The loss and ALAE ratio improved 32.2 points this quarter compared to the second quarter of 2012. Through six months, the improvement in loss ratio was 16.5 points and our homeowners’ line is profitable year-to-date. We have benefited from a return to a more normal catastrophe experience this year but our non-CAT loss ratio is also showing continued improvement based upon actions we’ve been taking for the several years to permanently reshape our homeowners’ business. These actions include revising our geographic distribution, by-peril rating, implementation of aggressive all-peril and wind/hail deductibles, and agency management. Rate changes will exceed 14% this year and the all-in price impact of rate change, insurance to value, and inflation guard will be approximately 20%. Our price is in excess of loss trends. Written premium growth for the quarter was 3.8% and is 6.5% through six months. The written premium increase is due solely to price, as overall policies in force are down 2.6% for the year.

Our business segment is showing modest premium growth and for the quarter, the loss and ALAE ratio improved 13.8 points. Year-to-date the loss ratio is 12.2 points better than 2012. Both CAT and non-CAT loss ratios are contributing to the overall improvement. Rates, as measured by price per exposure, increased 7.7% for the quarter and are up 7.3% through six months.

The commercial auto loss and ALAE ratio increased 4.6 points compared to the second quarter of 2012. The loss ratio is up 1.3 points on a year-to-date basis. Liability results are driving the increase in the non-CAT loss ratio. Pricing for auto is in excess of loss trends, and is up 6.5% for the quarter and 6.3% year-to-date. Commercial auto written premium increased 7.5% for the quarter and 9.3% year-to-date. Policies in force are flat, with the growth coming from price and writing larger accounts.

The Commercial Multi-Peril loss and ALAE ratio was 67% for the quarter and 66.4% through six months. This compares to 2012 loss ratios of 98% and 82.5% for respective periods. The improvement in loss results is driven primarily by better CAT experience and a reduction in larger losses. Pricing is up over 9% in our business owners’ line for the quarter and 8.6% through six months. Total Commercial Multi-Peril written premiums are up 10.3% for the quarter and 13.8% on a year-to-date basis. Policies in force are flat through the first six months. Similar to auto, growth is due to price increases and the writing of larger premium accounts.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

The loss and ALAE ratio for other and product liability was 46.7% for the quarter and 53% year-to-date. This compares to 40.7% and 52.4% for the same periods in 2012. Pricing as with all Commercial lines is in excess of loss trends.

I’ll now turn it over to Jessica Buss.

Jessica Buss —State Auto Insurance Companies Inc.—VP, Director of Specialty Lines

Thanks, Joel. Similar to the first quarter, my comments today will follow our new Specialty segment reporting, which is broken into E&S Property, E&S Casualty, Programs, and Workers Compensation. Our overall Specialty non-CAT loss and ALAE ratio of 62.3% decreased 4.2 points for the quarter, attributable to significant performance improvements in our program business. Including catastrophes, our loss and ALAE ratio is 67.8%, worsened by eight-tenths of a point attributable to a hailstorm in our property catastrophe book. In Specialty, we continued to see a firming market with rate improvements year-to-date in the high single-digits and 9.9% growth in net written premiums quarter-over-quarter driven by new Specialty programs and better than expected rate increases in our wind-only business.

The E&S Property and Casualty units continued to produce strong profit and growth in all lines. We had a solid E&S Property and non-CAT loss ratio for the quarter of 16.4%. Including catastrophes, the property and ALAE ratio year-to-date was 33.9%. When comparing the quarter-over-quarter change in loss ratio, the second quarter of 2012 experienced more favorable loss reserve development than in 2013. We continued to see a positive rate environment in the second quarter with year-to-date rate increase of 6.3%, driven mostly by our wind-only business, despite decreases in property catastrophe reinsurance rate. Second quarter premium growth of 34.7% was driven by a book rollover and business from new distribution partners.

The E&S Casualty unit also performed well in the second quarter, with a second quarter loss and ALAE ratio of 45.3%, which exceeded the prior year due to more favorable development recognized in the second quarter of 2012 compared to the current quarter. E&S Casualty growth in the quarter of 27.1% was attributed to organic growth in our umbrella and General Liability business. We continue to invest in building scale in our E&S businesses through technology and best-in-class underwriters, focused on niche products, which is evident in our results year-to-date.

Our Programs unit showed significant improvement in the second quarter as the run-off business previously written by RED had a smaller impact on results and our new Specialty programs, with more favorable loss ratios, continue to earn out. This is reflected in a loss and ALAE ratio improvement of 13.4 points for the quarter and a 5.7 points year-to-date. We are very pleased with the rate increases we are experiencing in this unit of 5.2%, which exceeded loss cost trends, with our largest program achieving a 10.8% rate increase. We continue to build out the Programs unit, focusing on small to medium programs with MGUs having proven track records in terms of profitability and distribution, with quarter-to-date growth in each program and expected continued improvements as the impact of RED runoff business diminishes.

Results in the second quarter for our Workers’ Compensation business continued to be better than expected and outperformed the industry. Our niche within a niche strategy of writing Workers’ Compensation business with a specialty focus in select states and classes has significantly improved results year-to-date. Our Workers’ Compensation book finished the quarter with a 66.9% loss and ALAE ratio, aided by a firming price environment. We achieved an overall rate increase of 9.7% on our Workers’ Compensation business year-to-date, which is in excess of loss cost trends. Year-to-date growth of 2.4% was focused on our targeted classes and states. 86% of our business is written in states, which we have determined are historically profitable based upon company and industry results, statutory and compliance environments, claims data, market potential and enterprise footprint and strategy. We anticipate continued solid underwriting profits from our niche Worker’s Compensation strategy, which focuses on accounts under $10,000, and our traditionally profitable debit mod business written by RTW.

And with that, I’ll turn you over to Steve English.

Steve English —State Auto Insurance Companies Inc.—CFO

Thanks, Jessica. Let me start by commenting on our reported book value per share, which finished the quarter at $17.53 per share, down $1.43 from what was reported for the first quarter. The largest driver of this decline was of course from investment values, and more specifically the impact higher interest rates had on the value of our fixed income portfolio. Fixed maturity investments make up approximately 82% of our investment portfolio. The duration of that portfolio as of March 31 was 4.31 and has extended to 4.85 as of June 30, 2013.

As you can see from the fixed maturity schedule included in our investor packet, municipal bonds account for about 45% of the fixed maturity portfolio and 37% of our overall investment portfolio. Many of these municipal bonds contain call features that as interest rates rise, duration increases, and conversely as interest rates fall, duration decreases. The movement of our rates relative to these call features is behind the increase in reported duration, rather than any fundamental shift in our portfolio. We continue to maintain a very conservative, high quality investment portfolio with 95% rated A and higher. The portfolio remains in an overall unrealized gain position and we do not expect to materially change our investment approach. We have no exposure to the City of Detroit and minimal exposure to the States of Illinois and Michigan with no California bonds in the portfolio.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

On the investment income side, we provided greater detail of the components of net investment income in a schedule in the investor packet. As we’ve discussed before, our TIPS investments create volatility in reported investment income due to the inflation factor, as you can see in the schedule yet again this quarter.

You may have noticed that the impact of the tax valuation allowance increased this quarter from $2.24 per share to $2.65 per share. This also results from the higher interest rates and lower overall amounts of unrealized investment gains. Our deferred tax liabilities, or DTLs, are reduced thereby increasing our net deferred tax assets. For those bonds with unrealized losses, we continue to have the ability and intent to hold them to maturity, and this accounts for the increase in our reported net deferred tax assets, net of the valuation allowance. I refer you to the taxes schedule included in our investor packet for further detail.

We previously reported the refinancing of our $100 million senior notes was completed on July 15. These notes were due this coming November and while interest rates moved against us, we still ended up with an attractive rate of 5.03% fixed for the next 20 years. We reduced the amount of overall debt by $15 million. The new paper, extended to State Auto Property and Casualty Insurance Company, is with the Federal Home Loan Bank of Cincinnati, is callable by us without penalty after three years, and is secured by investments on deposit with the bank. Included in interest expense for the quarter is an interest make whole provision of $2 million, which was paid along with the accrued interest at the time the notes were retired.

We also renegotiated our bank line of credit, which remains undrawn. The line is for $100 million and can be upsized to $150 million. It also is with State Auto Property and Casualty and if drawn will be secured by investments deposited with the banks. The new line of credit extends out to July 26, 2018.

Finally, we completed the renewal of our reinsurance treaties. This was done effective June 1 for property and July 1 for casualty. Our reinsurance costs are not expected to materially change as a result of the renewals. On the property side, we added $20 million to our property CAT limit. The new treaty provides $265 million of limit with a 5% co-participation in excess of our $55 million retention. We kept in place the dropdown property CAT coverage on the E&S Property business such that our retention on that book is $15 million. The cost of adding the coverage was offset by the competitive state of the property CAT market.

On the casualty side, we made very little changes to the program other than adding a $2 million annual aggregate deductible to the treaty on the $8 million in excess of $2 million retention layer.

And with that, we’d like to open the line for your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) And our first question over the phone comes from Mr. Larry Greenberg. Sir, your line is now open.

Larry Greenberg —Langen McAlenney—Analyst

Hi good morning.

Bob Restrepo —State Auto Insurance Companies Inc.—President, Chairman, and CEO

Good morning.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

Larry Greenberg —Langen McAlenney—Analyst

So you referenced reserve development in a few different spots and I’m just wondering if you could give us more color on those pieces or actually any color you can give us overall and maybe quantify some of those pieces?

Steve English —State Auto Insurance Companies Inc.—CFO

Hi. Larry, this is Steve English. As you know, we typically cover that more comprehensively at the end of the year, which will continue to be our practice. I can tell you that in general terms our reserve position continues to be on a relative basis in the same position of strength that it always has and we’ve not changed any of the reserving practices.

Larry Greenberg —Langen McAlenney—Analyst

Can you tell us what Michigan PIP cost in the quarter and what — whether there was any adverse development in RED?

Steve English —State Auto Insurance Companies Inc.—CFO

In terms of the Michigan PIP that was about $1 million or so from prior years, and in terms of the RED reserve strengthening it was $1.7 million.

Larry Greenberg —Langen McAlenney—Analyst

Okay, great. Thank you.

Operator

And our next question comes from Mr. Paul Newsome. Sir, your line is open.

Paul Newsome —Sandler O’Neill—Analyst

Good morning everyone. Thanks for the call. Any update on the DTA being fully written up and how that process is going?

Steve English —State Auto Insurance Companies Inc.—CFO

No, there is no update on that, Paul. As you know we’ve previously talked about how until we’re in a position where on a cumulative three year basis we have pre-tax profits, which given the relative size of that second quarter 2011 loss, we don’t anticipate that occurring until sometime in 2014. I will tell you that we each quarter assess it, have conversations with our auditors about what will be needed in order to present the case for lifting it, but it’s still too early to definitively say anything on that.

Paul Newsome —Sandler O’Neill—Analyst

Terrific. Thank you.

Operator

And our next question over the phone comes from Brett Shirreffs. Sir, your line is open.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

Brett Shirreffs —Keefe, Bruyette & Woods—Analyst

Hey. Good morning, Bob and Steve. Congrats on a good quarter here.

Steve English —State Auto Insurance Companies Inc.—CFO

Thank you.

Brett Shirreffs —Keefe, Bruyette & Woods—Analyst

I noticed the non-CAT loss ratio excluding RED improved about 20 basis points year-over-year, which was a little bit slower than in first quarter. So besides the Michigan PIP I was wondering if there were any other items that caused that to slow.

Bob Restrepo —State Auto Insurance Companies Inc.—President, Chairman, and CEO

Commercial auto — Brett, this is Bob Restrepo. The big factor or the big issue with us is Personal automobile. I mean it’s over 30% of our book. It’s — we haven’t seen the improvement that we need to see to improve our overall ex-catastrophe loss ratio. We’re more optimistic about the next two quarters than the previous two quarters, because as Joel mentioned, the earned price increases will be accelerating and should be well in excess of loss costs, which have stabilized after a couple of years of increases, particularly in the bodily injury segment.

So Personal Automobile is a big part of our focus on improving our overall ex-catastrophe loss ratio results. Commercial Auto was a bit higher as well relative to the year and relative to last year’s quarter. But that’s — because of its size that could be pretty bumpy year-to-year. So we are not really overly concerned about that. We think the trends are good in Commercial Automobile. Next to Worker’s Compensation, it’s been the least profitable, or reversing that, the most unprofitable line in the Business Insurance segment. But we have traditionally had good strong results in that. Clearly we need more price. We are getting more price and so we think the future should be good for Commercial Automobile. Our big focus in improving ex-catastrophe loss ratio results is in the Personal Auto line.

Brett Shirreffs —Keefe, Bruyette & Woods—Analyst

Okay, thanks. And there was nothing alarming on the loss trend side in Personal Auto?

Bob Restrepo —State Auto Insurance Companies Inc.—President, Chairman, and CEO

No, no. In fact it’s really improved. Bodily injury, which includes PIP, has been positive on the severity side not on the frequency side. But severity over the past 12 months is now flattened. So we view that as very positive, particularly when aligned with the earned price increases that we are getting.

Brett Shirreffs —Keefe, Bruyette & Woods—Analyst

Okay. Thanks. And just lastly you talked about some lower reinsurance costs. I was wondering, number one, is there any change in the overall reinsurance strategy there? It didn’t seem like it changed too much. And then, two, I know you still have some time with the homeowners quota share, but given the reduction in reinsurance costs, can you provide any update or outlook with that program?

Bob Restrepo —State Auto Insurance Companies Inc.—President, Chairman, and CEO

I’ll ask Steve to supplement, but no our reinsurance treaty has not changed. We use reinsurance to protect our capital and to minimize volatility. We saw this most recent reinsurance renewal cycles and opportunity to buy more coverage at the top end of our catastrophe treaty at basically a neutral cost. Reinsurance has never affected our retail pricing strategy and we don’t use it to be more competitive on a line or less competitive. We use it for balance sheet protection primarily. So whatever happens in a CAT pricing — in the reinsurance, that really doesn’t affect what we do in Homeowners and Commercial Property, or in our Specialty E&S Property line. That operates independent of it, and so no change in our strategy going forward. Again, we saw this as an opportunity to buy more limit.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

Steve English —State Auto Insurance Companies Inc.—CFO

And as just a point of clarification, we are expecting our costs to be basically the same. Adding the extra limit relative to the softness means we don’t expect any significant change, not necessarily a reduction in the reinsurance costs. And in terms of the quota share treaty, as you know that’s a — that was a three year structured transaction, which we can — there is no early termination option for us. So that contract will run through the end of 2014. And I believe as we might have discussed last quarter, we are presently evaluating what we think next steps will be for us from a reinsurance strategy and capital perspective at the end of next year but we are not in a position yet to comment on that.

Brett Shirreffs —Keefe, Bruyette & Woods—Analyst

All right. Thanks very much.

Operator

And our next question comes from Mr. David Salmon. Sir, your line is open.

David Salmon —PhiloSmith & Co.—Analyst

Great. Thanks for taking my question here. I guess I just had a couple of things. In the Specialty segment, can you give any more insight into what type of business you are targeting for your MGU producers? I mean are there particular industries that you are targeting? I guess just anything further there would be helpful.

Jessica Buss —State Auto Insurance Companies Inc.—VP, Director of Specialty Lines

Yes, this is Jessica. We are not targeting specific industries. We are targeting what we consider to be Specialty programs. So they need to have some sort of hook associated with them. We look for established MGUs that have books of business with established proven track records, good distributions, and people that we feel like we can do business with. And they typically have a Specialty either by line of business in a certain geographical area or in a certain segment. So for example we specialize — one of our programs is in tow trucks, or we have a Commercial CAT program as well.

David Salmon —PhiloSmith & Co.—Analyst

Okay. That’s helpful and then for those MGUs, is State Auto the only market or are you one of a number of markets that those MGUs are using?

Jessica Buss —State Auto Insurance Companies Inc.—VP, Director of Specialty Lines

It depends on the individual MGU. In some cases we are the only market, but in other cases we do share markets as well. So it would just depend on the MGU and what the strategy we have with the MGU is, and what the program is itself.

David Salmon —PhiloSmith & Co.—Analyst

Okay. Thanks.

Operator

And our next question comes from Mr. Larry Greenberg again. Sir your line is open. He disappeared. There are no further questions on the phone at this time.

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AUGUST 01, 2013 / 03:00PM GMT, STFC - Q2 2013 State Auto Financial Earnings Conference Call

Steve English —State Auto Insurance Companies Inc.—CFO

Okay. Well, thank you, Jenny. And we want to thank all of you for participating in our conference call and for your continued interest and support of State Auto Financial Corporation. We look forward to speaking with you again on our third quarter call, which is currently scheduled for October 31, 2013. Thank you and have a good day.

Operator

That concludes today’s conference call. Thank you for participating. You may disconnect at this time.

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